EXHIBIT 99.1

Implant Sciences’ Lender Amends Credit Agreements
and Increases Credit Line

WILMINGTON, MA — (BUSINESS WIRE) — January 13, 2010 — Implant Sciences Corporation (OTCBB:IMSC), a high technology supplier of systems and sensors for homeland security markets, today announced that it has renegotiated its credit agreements with its senior secured investor, DMRJ Group LLC.

DMRJ has agreed to increase Implant Sciences’ line of credit from $3,000,000 to $5,000,000; extended the maturity of all of Implant Sciences’ indebtedness from December 10, 2009 to June 10, 2010; waived all existing defaults through the new maturity date; reduced the interest rate payable on Implant Sciences’ obligations to 15% per annum; and removed all profit sharing arrangements from the agreements. In turn, Implant Sciences agreed to certain limitations on equity financings and agreed that it will not prepay more than $3,600,000 of the $5,600,000 of indebtedness owed to DMRJ under the amended and restated senior secured convertible promissory note dated as of March 12, 2009 without DMRJ’s prior consent.

Implant Sciences’ total indebtedness to DMRJ, including all principal and accrued interest, now stands at approximately $7,570,000.

Glenn Bolduc, CEO of Implant Sciences, said, “We are pleased to have this amended investment agreement and the additional flexibility provided by DMRJ.”

Daniel Small of DMRJ Group, LLC, said, “The Christmas Day terrorist event has definitely demonstrated the need for a successful, commercial, trace explosive detection device. Implant Sciences’ Quantum SnifferTM QS-H150 is a portable, handheld device that can detect PETN and other complex, hard-to-detect explosives.” He continued, “The QS-H150 has been successfully employed at the Beijing Olympics, in China’s Air Marshal Program and on subways in China. We are excited to help Implant Sciences take advantage of any increases in demand for their product in the U.S. and in foreign markets.”

About Implant Sciences

Implant Sciences develops, manufactures and sells sophisticated sensors and systems for the Security, Safety and Defense (SS&D) industries. The Company has developed proprietary technologies used in its commercial portable and bench-top explosive trace detection systems which ship to a growing number of locations domestically and internationally. For further details on the Company and its products, please visit the Company's website at www.implantsciences.com.

Safe Harbor Statement
This press release may contain certain “forward-looking statements,” as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are based on management’s current expectations and are subject to risks and uncertainties that could cause the Company’s actual results to differ materially from the forward-looking statements. Such risks and uncertainties include, but are not limited to, the risks that we will be required to repay all of our indebtedness to our secured lender, DMRJ Group by June 10, 2010; if we are unable to satisfy our obligations to DMRJ and to raise additional capital to fund operations, DMRJ may seize our assets and our business may fail; we continue to incur substantial operating losses and may never be profitable; our explosives detection products and technologies (including any new products we may develop) may not be accepted by the U.S. government or by other law enforcement agencies or commercial consumers of security products; our products may not receive SAFETY Act qualification; liability claims related to our products or our handling of hazardous materials could damage our reputation and have a material adverse effect on our financial results; our business is subject to intense competition and rapid technological change; the delisting of our common stock by the NYSE Amex has limited our stock’s liquidity and has impaired our ability to raise capital; and other risks and uncertainties described in our filings with the Securities and Exchange Commission, including its most recent Forms 10-K, 10-Q and 8-K. Such statements are based on management's current expectations and assumptions which could differ materially from the forward-looking statements.

Implant Sciences Corporation

Company Contact:
Glenn Bolduc, CEO
978 752-1700
gbolduc@implantsciences.com

Investor Contact:
Aimee Boutcher
973 239-2878
aboutcher@aol.com